UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
June 13, 2014 (June 11, 2014)

WILESS CONTROLS INC.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation)

000-54093
(Commission File No.)

3450 St. Denis, Suite 202
Montreal, Quebec, Canada   H2X 3L3
(Address of principal executive offices and Zip Code)

(514) 904-2333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02                          TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On June 11, 2014, we terminated our share exchange agreement with CRIO, INC. as a result of CRIO, INC. being unable to cause its shareholders to deliver 70% of its outstanding shares of common stock to us.  After meeting with certain shareholders it became evident certain shareholders of CRIO, INC. were unwilling to the exchange their shares of common stock for our shares of common stock, thereby making it impossible for us to acquire at least 70% of the outstanding shares of common stock of CRIO, INC.  Accordingly we elected to terminate the share exchange agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 13th day of June, 2014.

WILESS CONTROLS INC.

BY:	MICHEL ST-PIERRE
Michel St-Pierre
President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and sole member of the Board of Directors